EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 20, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2009 – June 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	0.5%	-4.9%	-3.7%	-6.8%	-5.0%	0.9%	-5.0%	10.3%	-28.6%	-0.5	-0.6
B**	0.5%	0.5%	-5.2%	-4.2%	-7.4%	-5.6%	0.1%	-5.6%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	0.5%	0.6%	-4.0%	-1.7%	-4.7%	-3.1%	N/A	-3.1%	10.1%	-23.7%	-0.3	-0.4
Legacy 2***	0.5%	0.6%	-4.1%	-1.9%	-5.0%	-3.4%	N/A	-3.4%	10.1%	-24.4%	-0.3	-0.4
Global 1***	0.6%	0.6%	-3.8%	-1.3%	-4.1%	-4.0%	N/A	-4.0%	9.7%	-21.9%	-0.4	-0.5
Global 2***	0.5%	0.6%	-3.9%	-1.5%	-4.3%	-4.3%	N/A	-4.3%	9.6%	-22.4%	-0.4	-0.6
Global 3***	0.5%	0.5%	-4.7%	-3.1%	-5.9%	-5.9%	N/A	-5.9%	9.6%	-27.9%	-0.6	-0.8

S&P 500 Total Return Index****	1.4%	2.2%	7.2%	24.7%	16.6%	18.9%	7.8%	18.9%	13.4%	-16.3%	1.4	2.3
Barclays Capital U.S. Long Gov Index****	-0.5%	-2.0%	10.0%	4.5%	8.0%	7.0%	7.0%	7.0%	11.3%	-15.5%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	15%	Long	Brent Crude Oil	3.7%	Long	15%	Long	Brent Crude Oil	3.7%	Long
			Crude Oil	3.2%	Long			Crude Oil	3.2%	Long
Grains/Foods	8%	Short	Corn	1.6%	Short	8%	Short	Corn	1.6%	Short
			Wheat	1.2%	Short			Wheat	1.2%	Short
Metals	6%	Long	Copper LME	1.4%	Short	6%	Long	Copper LME	1.4%	Short
			Zinc LME	1.2%	Long			Zinc LME	1.2%	Long
FINANCIALS	71%					71%
Currencies	24%	Short $	British Pound	4.3%	Long	24%	Short $	British Pound	4.3%	Long
			Japanese Yen	2.2%	Short			Japanese Yen	2.2%	Short
Equities	25%	Long	S&P 500	4.5%	Long	25%	Long	S&P 500	4.5%	Long
			Dax Index	3.1%	Long			Dax Index	3.1%	Long
Fixed Income	22%	Long	Schatz	4.0%	Long	22%	Long	Schatz	4.0%	Long
			Bunds	3.8%	Long			Bunds	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell to a new one-week low, pressured by weekly storage reports which showed a larger-than-expected rise in U.S. inventories.  Forecasts for cooler weather on the East Coast also weighed on natural gas prices.  Crude oil markets finished modestly higher due to a late-week rally which was driven by supply concerns caused by continued violence in Iraq.

Grains/Foods
Corn markets rallied over 1% on speculation flooding caused by recent heavy rains in the U.S. will damage crops.  Sugar prices moved sharply higher as forecasts for dry weather in Brazil spurred supply concerns.

Metals
Gold prices rose and experienced its largest single day rally in over nine months.  Prices increased because of increased demand for dollar-hedging assets after the U.S. Federal Reserve announced its outlook for continued low interest rates.  Base metals markets also moved higher, propelled by weak Chinese inventory data.

Currencies
The U.S. dollar weakened following last week’s meeting of the Federal Open Mark Committee, during which the Committee renewed its commitment to keeping interest rates low.  The dollar’s sharp decline led to strength in the Euro, British pound, and Swiss franc.  The Australian dollar finished the week lower due to profit-taking from investors who attempted to lock-in profits from a recent rally which sent the Australian dollar to a new two-month high.

Equities
Global equity markets generally rose last week, supported by hopes of continued accommodative policy from the U.S. Federal Reserve; U.S. markets especially exhibited strength, having closed at record highs several times throughout the week.

Fixed Income
U.S. Treasury Bond prices fell nearly 1% because of weak demand during a recent auction.  Treasury Bonds were also moved lower by liquidations from investors who attempted to shift fixed-income positions following the unexpected dovish tone of the Federal Reserve’s comments.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.